SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                  FORM 8-K

                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): April 30, 1999


                         AMERICAN TELECASTING, INC.
           (Exact Name of Registrant as Specified in its Charter)


                                  DELAWARE
               (State or Other Jurisdiction of Incorporation)


                0-23008                          54-1486988
          (Commission File Number)      (I.R.S. Employer Identification No.)

      5575 Tech Center Drive, Suite 300                             80919
      Colorado Springs, Colorado
      (Address of Principal Executive offices)                    (Zip Code)


                               (719) 260-5533
            (Registrant's Telephone Number, Including Area Code






Item 5.    Other Events.

On April 29, 1999, the Board of Directors of American Telecasting, Inc. (the "Company") authorized and declared a distribution of one right ("Right") for each share of Class A Common Stock outstanding as of the close of business on May 10, 1999.

As previously announced, on April 26, 1999, the Company, Sprint Corporation, a Kansas corporation ("Sprint"), and DD Acquisition, Corp., a Delaware corporation and a wholly owned subsidiary of Sprint ("Acquisition"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Acquisition would be merged with and into the Company, with the Company being the surviving corporation of such merger (the "Merger"). The Company has adopted the Stockholder Rights Plan pursuant to the terms and conditions of the Merger Agreement.

Each Right will entitle the holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company at an exercise price of $27, subject to certain adjustments. The Rights will expire on the earlier of April 30, 2009 and the completion ofthe Merger. The description and terms of the Rights will be set forth in a Rights Agreement, as the same may be amended from time to time (the "Rights Agreement"), between the Company and First Union National Bank, as rights agent.

The Rights will not be exercisable unless a person or group acquires, or announces the intent to acquire, beneficial ownership of 15% or more of the Company's Class A Common Stock. The Rights will be redeemable for $.001 per Right at the option of the Board of Directors at any time prior to the close of business on the tenth business day after the announcement that a person or group has acquired, or intends to acquire, beneficial ownership of 15% or more of the Company's Class A Common Stock. Prior to the date upon which the rights would become exercisable under the Plan, the Company's outstanding stock certificates will represent both the shares of the Company's Class A Common Stock and the Rights, and the Rights will trade only with the shares of Class A Common Stock.

Generally, if the Rights become exercisable by virtue of a person or group acquiring beneficial ownership of 15% or more of the Company's Class A Common Stock, then each shareholder, other than the acquiror, is entitled to purchase, for the exercise price, that number of shares of the Company's Class A Common Stock that, at the time of the transaction, will have a market value of two times the exercise price of the Rights. In addition, if, after the Rights become exercisable, the Company is acquired in a merger or other business combination, or 50% or more of its assets or earning power are sold, each Right will entitle the holder to purchase, at the exercise price of the Rights, that number of shares of common stock of the acquiring company that, at the time of the transaction, will have a market value of two times the exercise price of the Rights.

The Stockholder Rights Plan contains provisions which permit Sprint and DD Acquisition to acquire beneficial ownership of 15% or more of the Company's Class A Common Stock; provided, that such shares are acquired pursuant to the Merger and the transactions contemplated by certain voting agreements entered into between Sprint and certain stockholders of the Company.

A copy of the Rights Agreement will be filed shortly with the Securities and Exchange Commission.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

Exhibit No.    Exhibit

99.1           Press Release dated April 30, 1999


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      AMERICAN TELECASTING, INC.


                                      By: /s/ DAVID K. SENTMAN
                                          ---------------------------
Date:  April 30, 1999                     Name:  David K. Sentman
                                          Title: Senior Vice President
                                                 and Chief Financial Officer



EXHIBIT INDEX

Exhibit No.    Exhibit

99.1           Press Release dated April 30, 1999